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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 25, 2002


                            CNB FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)



      Pennsylvania                    2-88511                23-2908963
      ------------                    -------                ----------
(State or other jurisdiction      (SEC File No.)            (IRS Employer
of incorporation)                                       Identification Number)


                              County National Bank
                              1 South Second Street
                                    PO Box 42
                         Clearfield, Pennsylvania 16830
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (814) 765-9621



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Item 5.  Other Events
         ------------

     On September 25, 2002, CNB Financial Corporation and its wholly-owned subsidiary, County National Bank, upon receipt of the executed agreement on September 24, 2002, announced the following in regards to pending litigation. On July 30, 2002, the United States District court for the Western District of Pennsylvania entered an Order dismissing an action filed by Penn Laurel Financial Corporation and CSB Bank as plaintiffs against CNB Financial Corporation, County National Bank, Omega Financial Corporation, Tucker Arensberg, P.C., Sherwood C. Moody, Timothy A. Anonick, Anonick Financial Corporation, and Clearfield Bank & Trust Company as defendants. Following the dismissal of the federal action, Penn Laurel, CSB and defendants entered into an agreement on August 27, 2002 in order to settle the disputes that had arisen under merger agreements between Penn Laurel and Clearfield dated December 31, 1998. As a result of the August 27, 2002 agreement, all state and federal litigation concerning the proposed merger of Clearfield and Penn Laurel has been terminated without any loss payment by any party.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

  (a)  Financial Statements:  None

  (b)  Exhibits:  None


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                CNB Financial Corporation




Date: September 26, 2002                        By: /s/ Joseph B. Bower, Jr.
                                                    ---------------------------
                                                    Joseph B. Bower, Jr.
                                                    Treasurer